EXHIBIT 10.2

PURCHASE AGREEMENT

This Agreement (“Agreement”) is made as of March 30, 2020, by and among Terra Tech Corp. (the “Seller”) and Edible Garden Incorporated (the “Purchaser”).

WHEREAS, Seller owns all of the membership interests (the “Membership Interests”) of EG Transportation LLC (the “Company”);

WHEREAS, Seller desires to sell and Purchaser desires to purchase the Membership Interests.

NOW, THEREFORE, the parties hereto agree as follows:

Section 1. Purchase and Sale.

1.1 Pursuant to the terms and conditions of this Agreement, Seller hereby agrees to sell to Purchaser and Purchaser hereby agrees to purchase from Seller the Membership Interests.

1.2 The total purchase price (the “Purchase Price”) for the Membership Interests to be paid by the Purchaser to the Seller at the Closing, as provided in Section 1.3 hereof, shall be $1.00.

1.3 The Purchase Price shall be paid by delivery of $1.00 to Seller by check or to one or more accounts designated by the Seller.

Section 2. Closing.

2.1 The closing shall take place, subject to the conditions set forth in Section 2.2 hereof, on the date hereof or such other time as the parties hereto may mutually agree. The date and time of closing are herein referred to as the “Closing Date” or the “Closing.”

2.2 Delivery of Purchase Price.

2.2.1 Delivery of Membership Interests. The Seller shall deliver to Purchaser any certificates evidencing such Membership Interests, duly endorsed to the Purchaser.

2.2.2 Delivery of Purchase Price. The Purchaser shall deliver the Purchase Price by check or to one or more accounts designated by the Seller.

Section 3. Miscellaneous.

3.1 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

3.2 Amendment. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing which purports to terminate, amend, supplement, waive or modify this Agreement or any of the terms hereof and is signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought.

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3.3 Successors and Assigns. The terms of this Agreement shall be binding on, and inure to the benefit of, the parties hereto and their respective successors and assigns.

3.4 Governing Law. This Agreement, including all matters of construction, validity and performance, shall in all respects be governed by, and construed in accordance with, the laws of the State of California.

3.5 Notices. Except as otherwise provided in this Agreement, all notices hereunder shall be in writing and shall be given by mail, personal delivery, overnight courier, telecopy or any other customary means of written communication at the addresses set forth on the signature pages hereof, or at such other addresses as may be specified by written notice to the parties hereto, and shall become effective when received by the addressees.

3.6 Severability of Provisions. Any provision of this Agreement, which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceable of such provision in any other jurisdiction.

3.7 Headings. The headings used herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

3.8 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date and year first above written.

Terra Tech Corp.

By:	/s/ Michael Nahass
Name:	Michael Nahass
Title:	President/COO

Address:

Edible Garden Incorporated

By:	/s/ Michael C. James
Name:	Michael C. James
Title:	Treasurer

Address:	283 County Rd 519
Belvidere, NJ 07823

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